                       TCI NEW JERSEY AND NEW YORK SYSTEMS
          (A Combination of Certain Assets, as Defined in Note 1 to the
                         Combined Financial Statements)

                        Annual Report for the Years Ended
                        December 31, 1997, 1996 and 1995

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors:
TCI Communications, Inc.:

We have audited the accompanying combined balance sheets of the TCI New Jersey and New York Systems (as defined in Note 1 to the combined financial statements) as of December 31, 1997 and 1996, and the related combined statements of operations and parent's investment and cash flows for each of the years in the three-year period ended December 31, 1997. These combined financial statements are the responsibility of the TCI New Jersey and New York Systems' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the TCI New Jersey and New York Systems as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

April 23, 1998

                       TCI NEW JERSEY AND NEW YORK SYSTEMS
                               (Defined in note 1)

                             Combined Balance Sheets

                           December 31, 1997 and 1996

                                                            1997          1996
                                                          --------      --------
Assets                                                     amounts in thousands

Cash and cash equivalents                                 $    738         1,604

Trade and other receivables, net                             8,719         8,789

Property and equipment, at cost:
  Land                                                         186           186
  Distribution systems                                     270,467       265,509
  Support equipment and buildings                           38,079        36,292
                                                          --------      --------
                                                           308,732       301,987
  Less accumulated depreciation                            157,486       135,160
                                                          --------      --------
                                                           151,246       166,827
                                                          --------      --------

Franchise costs                                            560,432       542,855
  Less accumulated amortization                            112,898        99,110
                                                          --------      --------
                                                           447,534       443,745
                                                          --------      --------

Other assets, at cost, net of amortization                   1,985         1,837
                                                          --------      --------

                                                          $610,222       622,802
                                                          ========      ========
Liabilities and Parent's Investment

Accounts payable                                          $    631           800

Accrued franchise fees                                       4,582         3,664

Other accrued expenses                                       3,701         3,664

Debt (note 3)                                                   --        17,815

Deferred income taxes (note 4)                             179,469       189,284
                                                          --------      --------

    Total liabilities                                      188,383       215,227


Minority interest in equity of consolidated
  subsidiary (note 1)                                           --         4,060

Parent's investment (note 5)                               421,839       403,515
                                                          --------      --------

Commitments and contingencies (note 7)
                                                          $610,222       622,802
                                                          ========      ========

See accompanying notes to combined financial statements.

                       TCI NEW JERSEY AND NEW YORK SYSTEMS
                               (Defined in note 1)

            Combined Statements of Operations and Parent's Investment

                  Years ended December 31, 1997, 1996 and 1995

                                               1997         1996         1995
                                            ---------    ---------    ---------
                                                   amounts in thousands

Revenue                                     $ 213,206      199,798      180,601

Operating costs and expenses:
  Operating (note 6)                           78,735       72,830       60,469
  Selling, general and administrative          30,576       33,792       29,965
  Administrative fees (note 6)                  6,579        7,248        5,101
  Depreciation                                 26,715       26,888       26,296
  Amortization                                 13,795       13,157       13,165
                                            ---------    ---------    ---------
                                              156,400      153,915      134,996
                                            ---------    ---------    ---------

     Operating income                          56,806       45,883       45,605

Other income (expense):
  Interest expense                               (105)      (1,406)      (1,466)
  Interest income                                 100           66          274
  Minority interest in earnings of
    consolidated subsidiary                      (125)        (964)        (863)
  Other, net                                     (319)        (327)         (51)
                                            ---------    ---------    ---------
                                                 (449)      (2,631)      (2,106)
                                            ---------    ---------    ---------

     Earnings before income taxes              56,357       43,252       43,499

Income tax expense (note 4)                   (19,017)     (15,086)     (15,183)
                                            ---------    ---------    ---------

     Net earnings                              37,340       28,166       28,316

Parent's investment:

  Beginning of year                           403,515      415,612      429,279


  Change in due to TCI Communications,
     Inc. ("TCIC")                            (19,016)     (40,263)     (41,983)
                                            ---------    ---------    ---------

  End of year                               $ 421,839      403,515      415,612
                                            =========    =========    =========

See accompanying notes to combined financial statements.

                       TCI NEW JERSEY AND NEW YORK SYSTEMS
                               (Defined in note 1)

                        Combined Statements of Cash Flows

                  Years ended December 31, 1997, 1996 and 1995

                                                         1997        1996        1995
                                                      --------    --------    --------
                                                            amounts in thousands
Cash flows from operating activities:
  Net earnings                                        $ 37,340      28,166      28,316
  Adjustments to reconcile net earnings to net
   cash provided by operating activities:
     Depreciation and amortization                      40,510      40,045      39,461
     Minority interest in earnings of consolidated
       subsidiary                                          125         964         863
     Deferred income tax benefit                        (9,815)     (6,565)     (5,060)
     Other noncash charges                                  --         597          --
     Changes in operating assets and liabilities:
        Change in receivables                               70        (814)     (3,686)
        Change in other assets                            (148)       (251)       (130)
        Change in accounts payable and accrued
           expenses                                        786         187      (1,321)
                                                      --------    --------    --------

          Net cash provided by operating activities     68,868      62,329      58,443
                                                      --------    --------    --------

Cash flows from investing activities:
  Capital expended for property and equipment          (11,352)    (19,472)    (17,577)
  Cash paid to purchase minority interest              (20,909)         --          --
  Cash proceeds from disposition of assets                  --          --       1,218
  Other investing activities                              (642)        427        (460)
                                                      --------    --------    --------

          Net cash used in investing activities        (32,903)    (19,045)    (16,819)
                                                      --------    --------    --------

Cash flows from financing activities:
  Repayments of debt                                   (17,815)       (775)     (2,446)
  Change in due to TCIC                                (19,016)    (40,263)    (41,983)
  Change in cash overdraft                                  --        (642)        642
                                                      --------    --------    --------

          Net cash used in financing activities        (36,831)    (41,680)    (43,787)
                                                      --------    --------    --------

          Net increase (decrease) in cash and
            cash equivalents                              (866)      1,604      (2,163)

          Cash and cash equivalents:
            Beginning of year                            1,604          --       2,163
                                                      --------    --------    --------

            End of year                               $    738       1,604          --
                                                      ========    ========    ========

Supplemental disclosure of cash flow information:
  Cash paid during the year for interest              $    278       1,525       1,467
                                                      ========    ========    ========
  Cash paid during the year for income taxes          $     28         329          31
                                                      ========    ========    ========

See accompanying notes to combined financial statements.

                       TCI NEW JERSEY AND NEW YORK SYSTEMS
                               (Defined in note 1)

                     Notes to Combined Financial Statements

                        December 31, 1997, 1996 and 1995

(1)   Summary of Significant Accounting Policies

      Organization and Presentation

      The combined financial statements include the accounts of TCIC's cable television systems serving Oakland and Paterson/Allamuchy, New Jersey and Westchester and Brookhaven, New York (collectively, the "TCI New Jersey and New York Systems"). The cable television systems serving Oakland, New Jersey and Westchester and Brookhaven, New York (the "NNJ Systems") are wholly-owned by TCI of Northern New Jersey, Inc. (NNJ"), an indirect wholly-owned subsidiary of TCIC. TCIC owned a 50.1% ownership interest in the Paterson/Allamuchy, New Jersey cable television system until January 31, 1997, when it acquired the remaining 49.9% interest in this system for a purchase price of $20,909,000. TCIC is a subsidiary of Tele-Communications, Inc. ("TCI"). All significant inter-entity accounts and transactions have been eliminated in combination.

      These combined financial statements include an allocation of certain purchase accounting adjustments, including the related deferred tax effects, from TCIC's original acquisition of NNJ. This allocation and the related franchise cost amortization is based on the number of subscribers in the NNJ Systems to the total number of subscribers in all of NNJ's cable television systems. In addition, certain operating costs of TCI are charged to the TCI New Jersey and New York Systems based on their number of subscribers (see note 7). Although such allocations are not necessarily indicative of the costs that would have been incurred by the TCI New Jersey and New York Systems on a stand alone basis, management believes that the resulting allocated amounts are reasonable.

      Cash Equivalents

      The TCI New Jersey and New York Systems consider all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

      Receivables

      Receivables are reflected net of an allowance for doubtful accounts. Such allowance at December 31, 1997 and 1996 was not material.

      Property and Equipment

      Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, including interest during construction and applicable overhead, are capitalized. During 1997, 1996 and 1995, interest capitalized was not material.

      Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

                       TCI NEW JERSEY AND NEW YORK SYSTEMS
                               (Defined in note 1)

                     Notes to Combined Financial Statements

      Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sales of systems in their entirety.

      Franchise Costs

      Franchise costs include the difference between the cost of acquiring cable television systems and amounts assigned to their tangible assets. Such amounts are generally amortized on a straight-line basis over 40 years. Costs incurred by the TCI New Jersey and New York Systems in negotiating and renewing franchise agreements are amortized on a straight-line basis over the life of the franchise, generally 10 to 20 years.

      Impairment of Long-Lived Assets

      The TCI New Jersey and New York Systems periodically review the carrying amounts of property, plant and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

      Revenue Recognition

      Cable revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable television system.

      Combined Statements of Cash Flows

      Transactions effected through the intercompany account with TCIC have been considered constructive cash receipts and payments for purposes of the combined statements of cash flows.

      Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
                                                                     (continued)

                       TCI NEW JERSEY AND NEW YORK SYSTEMS
                               (Defined in note 1)

                     Notes to Combined Financial Statements

(2)   Merger Transaction

      On March 4, 1998, TCI's ten New York metropolitan area cable television systems (the "Systems"), including the TCI New Jersey and New York Systems, were contributed to Cablevision Systems Corporation ("CSC") in exchange for approximately 24.5 million newly issued shares of CSC Class A common stock (as adjusted for a stock dividend). Such shares represent an approximate 33% equity interest in CSC's total outstanding common shares. CSC also assumed $669 million of the Systems' debt, including a portion of the intercompany amounts owed by the Systems to TCIC and its affiliates.

(3)   Debt

      As of December 31, 1996, the TCI New Jersey and New York Systems had outstanding borrowings pursuant to certain term loan agreements with varying interest rates. The term loans were secured and collateralized by certain assets of the TCI New Jersey and New York Systems, including franchise rights, and the assignment of various leases and contracts of the TCI New Jersey and New York Systems.

      On January 31, 1997, the outstanding balances of the aforementioned loans ($17,815,000 at December 31, 1996) were repaid in full.

                                                                     (continued)

                       TCI NEW JERSEY AND NEW YORK SYSTEMS
                               (Defined in note 1)

                     Notes to Combined Financial Statements

(4)   Income Taxes

      The TCI New Jersey and New York Systems are included in the consolidated federal income tax return of TCI. Income tax expense for the TCI New Jersey and New York Systems is based on those items in the consolidated calculation applicable to the TCI New Jersey and New York Systems. Intercompany tax allocation represents an apportionment of tax expense or benefit (other than deferred taxes) among subsidiaries of TCI in relation to their respective amounts of taxable earnings or losses. The payable or receivable arising from the intercompany tax allocation is recorded as an increase or decrease in parent's investment.

      Income tax benefit (expense) for the years ended December 31, 1997, 1996 and 1995 consists of:

                                         Current     Deferred      Total
                                         --------    --------    --------
                                               amounts in thousands
      Year ended December 31, 1997:
          Intercompany allocation        $(28,804)         --     (28,804)
          Federal                              --       7,653       7,653
          State and local                     (28)      2,162       2,134
                                         --------    --------    --------

                                         $(28,832)      9,815     (19,017)
                                         ========    ========    ========
      Year ended December 31, 1996:
          Intercompany allocation        $(21,322)         --     (21,322)
          Federal                              --       5,119       5,119
          State and local                    (329)      1,446       1,117
                                         --------    --------    --------

                                         $(21,651)      6,565     (15,086)
                                         ========    ========    ========
      Year ended December 31, 1995:
          Intercompany allocation        $(20,212)         --     (20,212)
          Federal                              --       3,945       3,945
          State and local                     (31)      1,115       1,084
                                         --------    --------    --------

                                         $(20,243)      5,060     (15,183)
                                         ========    ========    ========

      Income tax expense differs from the amounts computed by applying the federal income tax rate of 35% as a result of the following:

                                              Years ended December 31,
                                          --------------------------------
                                            1997        1996        1995
                                          --------    --------    --------
                                                amounts in thousands

      Computed "expected" tax expense     $(19,725)    (15,138)    (15,225)

      Amortization not deductible for
        tax purposes                          (645)       (645)       (645)

      State and local income taxes, net
        of federal income tax benefit        1,387         726         705
      Other                                    (34)        (29)        (18)
                                          --------    --------    --------

                                          $(19,017)    (15,086)    (15,183)
                                          ========    ========    ========

                                                                     (continued)

                       TCI NEW JERSEY AND NEW YORK SYSTEMS
                               (Defined in note 1)

                     Notes to Combined Financial Statements

      The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liabilities at December 31, 1997 and 1996 are presented below:

                                                          December 31,
                                                       -------------------
                                                         1997       1996
                                                       --------   --------
                                                       amounts in thousands
      Deferred tax assets:
        Non-deductible accruals                        $    278        249

        Investment in consolidated
          partnership, due principally to
          differences in earnings recognition             2,248         --
                                                       --------   --------

          Total gross deferred tax assets                 2,526        249
                                                       --------   --------

      Deferred tax liabilities:
        Property and equipment, principally
          due to differences in depreciation             38,070     39,763

        Franchise costs, principally due to
          differences in amortization                   143,925    148,441

        Investment in consolidated
          partnership, due principally to
          differences in earnings recognition                --      1,329
                                                       --------   --------
            Total gross deferred tax liabilities        181,995    189,533
                                                       --------   --------

            Net deferred tax liability                 $179,469    189,284
                                                       ========   ========

(5)   Parent's Investment

      Parent's investment in the TCI New Jersey and New York Systems at December 31, 1997 and 1996 is summarized as follows:

                                                        December 31,
                                                 -------------------------
                                                   1997             1996
                                                 --------         --------
                                                   amounts in thousands
      Due to TCIC                                $139,920          158,936
      Retained earnings                           281,919          244,579
                                                 --------         --------

                                                 $421,839          403,515
                                                 ========         ========

      The amount due to TCIC represents non-interest-bearing advances for operations, acquisitions and construction costs as well as the allocation of certain costs from TCIC. See note 6.

                                                                     (continued)

                       TCI NEW JERSEY AND NEW YORK SYSTEMS
                               (Defined in note 1)

                     Notes to Combined Financial Statements

(6)   Transactions with Related Parties

      The amounts due to TCIC consist of various non-interest bearing intercompany advances and expense allocations. Due to TCIC's ownership of 100% of the parent's investment of the TCI New Jersey and New York Systems, the amounts due to TCIC have been classified as a component of parent's investment in the accompanying combined financial statements. Such amounts are due on demand.

      The TCI New Jersey and New York Systems purchase, at TCIC's cost, substantially all of their pay television and other programming from affiliates of TCIC. Charges for such programming are included in operating expenses in the accompanying combined financial statements.

      Certain subsidiaries of TCIC provide administrative services to the TCI New Jersey and New York Systems and have assumed managerial responsibility of the TCI New Jersey and New York Systems' cable television system operations and construction. As compensation for these services, the TCI New Jersey and New York Systems pay a monthly fee calculated on a per-customer basis.

      The intercompany advances and expense activity in amounts due to TCIC consists of the following:

                                                December 31,
                                    -------------------------------------
                                       1997          1996          1995
                                    ---------     ---------     ---------
                                            amounts in thousands

      Beginning of year             $ 158,936       199,199       241,182
        Programming charges            57,670        51,587        42,274
        Administrative fees             6,579         7,248         5,101
        Tax allocations                28,804        21,322        20,212
        Cash transfers               (112,069)     (120,420)     (109,570)
                                    ---------     ---------     ---------

      End of year                   $ 139,920       158,936       199,199
                                    =========     =========     =========

(7)   Commitments and Contingencies

      On October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"). In 1993 and 1994, the Federal Communications Commission ("FCC") adopted certain rate regulations required by the 1992 Cable Act and imposed a moratorium on certain rate increases. As a result of such actions, the TCI New Jersey and New York Systems' basic and tier service rates and its equipment and installation charges (the "Regulated Services") are subject to the jurisdiction of local franchising authorities and the FCC. Basic and tier service rates are evaluated against competitive benchmark rates as published by the FCC, and equipment and installation charges are based on actual costs. Any rates for Regulated Services that exceeded the benchmarks were reduced as required by the 1993 and 1994 rate regulations. The rate regulations do not apply to the relatively few systems which are subject to "effective competition" or to services offered on an individual service basis, such as premium movie and pay-per-view services.

                                                                     (continued)

                       TCI NEW JERSEY AND NEW YORK SYSTEMS
                               (Defined in note 1)

                     Notes to Combined Financial Statements

      The TCI New Jersey and New York Systems believe that they have complied in all material respects with the provisions of the 1992 Cable Act, including its rate setting provisions. However, the TCI New Jersey and New York Systems' rates for Regulated Services are subject to review by the FCC, if a complaint has been filed, or the appropriate franchise authority, if such authority has been certified. If, as a result of the review process, a system cannot substantiate its rates, it could be required to retroactively reduce its rates to the appropriate benchmark and refund the excess portion of rates received. Any refunds of the excess portion of tier service rates would be retroactive to the date of complaint. Any refunds of the excess portion of all other Regulated Service rates would be retroactive to one year prior to the implementation of the rate reductions.

      On June 20, 1997, a lawsuit was filed against a system included in the TCI New Jersey and New York Systems, in which the plaintiff alleges inappropriate behavior by a former employee of such system. The plaintiff further alleges that such system is liable for the acts of the former employee under theories of negligent hiring, negligent retention and negligent supervision and seeks $5 million in damages. Such system has answered the complaint and is seeking discovery concerning plaintiff's background. Based upon the facts available, management believes that, although no assurance can be given as to the outcome of this action, the ultimate disposition of this matter should not have a material adverse effect upon the financial condition of the TCI New Jersey and New York Systems.

      On September 1, 1994, Intellectual Property Development Corporation filed suit in Federal District Court in New York against a system included in the TCI New Jersey and New York Systems for the alleged infringement of a patent directed to the use of fiber optic cables in a cable television distribution system. The patent expired in January of 1996. Discovery on liability issues is substantially complete, while no discovery on damages has been taken. Based upon the facts available, management believes that, although no assurance can be given as to the outcome of this action, the ultimate disposition of this matter should not have a material adverse effect upon the financial condition of the TCI New Jersey and New York Systems.

      The TCI New Jersey and New York Systems lease business offices, have entered into pole rental agreements and use certain equipment under lease arrangements. Rental expense under such arrangements amounted to $4,140,000, $3,432,000 and $3,360,000 in 1997, 1996 and 1995,
      respectively.

      Future minimum lease payments under noncancellable operating leases for each of the next five years are summarized as follows (amounts in thousands):

                                 1998       $ 1,557
                                 1999         1,587
                                 2000         1,597
                                 2001         1,464
                                 2002         1,489

      It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties; thus it is anticipated that future minimum lease commitments will not be less than the amount shown for 1998.

                                                                     (continued)

                       TCI NEW JERSEY AND NEW YORK SYSTEMS
                               (Defined in note 1)

                     Notes to Combined Financial Statements

      Management of the TCI New Jersey and New York Systems has not yet assessed the cost associated with its year 2000 readiness efforts to ensure that its computer systems and related software properly recognize the year 2000 and continue to process business information, and the related potential impact on the TCI New Jersey and New York Systems' results of operations. Amounts expended to date have not been material, although there can be no assurance that costs ultimately required to be paid to ensure the TCI New Jersey and New York Systems' year 2000 readiness will not have an adverse effect on the TCI New Jersey and New York Systems' financial position. Additionally, there can be no assurance that the systems of the TCI New Jersey and New York Systems' suppliers will be converted in time or that any such failure to convert by such third parties will not have an adverse effect on the TCI New Jersey and New York Systems' financial position.

                       TKR NEW JERSEY / NEW YORK SYSTEMS
                        (A combination of certain assets,
                              as defined in note 1)

                          Combined Financial Statements

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Partners
TKR Cable Company:

We have audited the accompanying combined balance sheets of the TKR New Jersey / New York Systems (a combination of certain assets as defined in note 1) as of December 31, 1997 and 1996, and the related combined statements of operations, changes in combined equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997. These combined financial statements are the responsibility of the TKR New Jersey / New York System's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the TKR New Jersey / New York Systems as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

As discussed in note 1 to the combined financial statements, effective January 1, 1997, Tele-Communications, Inc. acquired the remaining general partnership interest of the partnership that owns the TKR New Jersey / New York Systems. The business combination was accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

                                          KPMG Peat Marwick LLP

April 23, 1998

                        TKR NEW JERSEY / NEW YORK SYSTEMS
            (A combination of certain assets, as defined in note 1)

                             Combined Balance Sheets

                           December 31, 1997 and 1996

                                                         TCI NJNY      TKR NJNY
                                                         (note 1)      (note 1)
                                                         --------      --------
                                                           1997          1996
                                                         --------      --------
Assets                                                    amounts in thousands

Cash                                                     $ 12,568           911

Trade and other receivables, net                            9,963        10,486

Property and equipment, at cost:
    Land                                                    1,820           987
    Distribution systems                                  309,375       414,930
    Support equipment and buildings                        21,070        34,795
                                                         --------      --------
                                                          332,265       450,712
    Less accumulated depreciation                          24,163       140,222
                                                         --------      --------
                                                          308,102       310,490
                                                         --------      --------

Franchise costs                                           437,035       253,522
    Less accumulated amortization                          10,054        31,423
                                                         --------      --------
                                                          426,981       222,099
                                                         --------      --------

Other assets, at cost, net of amortization                  4,860         8,732
                                                         --------      --------

                                                         $762,474       552,718
                                                         ========      ========
Liabilities and Combined Equity (Deficit)

Accounts payable and accrued expenses                    $ 14,624        30,178

Debt (note 5)                                             573,988       583,988

Deferred income taxes (note 7)                             28,582         6,612
                                                         --------      --------

       Total liabilities                                  617,194       620,778
                                                         --------      --------
Combined equity (deficit):
    Retained earnings                                      25,206       264,470
    Due to (from) affiliates, net (note 6)                120,074      (332,530)
                                                         --------      --------

        Total combined equity (deficit)                   145,280       (68,060)
                                                         --------      --------
Commitments and contingencies (note 8)
                                                         $762,474       552,718
                                                         ========      ========

See accompanying notes to combined financial statements.

                        TKR NEW JERSEY / NEW YORK SYSTEMS
            (A combination of certain assets, as defined in note 1)

                        Combined Statements of Operations

                  Years ended December 31, 1997, 1996 and 1995

                                            TCI NJNY           TKR NJNY
                                            (note 1)           (note 1)
                                            ---------    ----------------------
                                               1997         1996         1995
                                            ---------    ---------    ---------
                                                   amounts in thousands

Revenue                                     $ 214,928      185,974      135,719

Operating costs and expenses:
  Operating (note 6)                           74,032       69,861       49,419

  Selling, general and administrative
    (note 6)                                   40,852       27,431       20,687
  Depreciation                                 24,601       29,382       21,585
  Amortization                                 10,725        5,710        2,340
                                            ---------    ---------    ---------
                                              150,210      132,384       94,031
                                            ---------    ---------    ---------

    Operating income                           64,718       53,590       41,688

Other income (expense):
  Interest expense                            (38,820)     (34,437)     (22,072)
  Other, net                                      452          297          784
                                            ---------    ---------    ---------
                                              (38,368)     (34,140)     (21,288)
                                            ---------    ---------    ---------

    Earnings before income tax benefit
      (expense)                                26,350       19,450       20,400

Income tax  benefit (expense) (note 7)         (1,144)        (400)         334
                                            ---------    ---------    ---------

    Net earnings                            $  25,206       19,050       20,734
                                            =========    =========    =========

See accompanying notes to combined financial statements.

                        TKR NEW JERSEY / NEW YORK SYSTEMS
            (A combination of certain assets, as defined in note 1)

                     Combined Statements of Equity (Deficit)

                  Years ended December 31, 1997, 1996 and 1995

                                        Retained      Due to (from)
                                        Earnings       affiliates       Total
                                        ---------      ---------      ---------
TKR NJNY (note 1)                                 amounts in thousands

Balance at January 1, 1995              $ 233,010       (336,745)      (103,735)

Net earnings                               20,734             --         20,734
Distributions                              (1,120)            --         (1,120)

Change in due to (from)
  affiliates, net                              --         (7,227)        (7,227)
                                        ---------      ---------      ---------

Balance at December 31, 1995              252,624       (343,972)       (91,348)

Net earnings                               19,050             --         19,050
Distributions                              (7,204)            --         (7,204)

Change in due to (from)
  affiliates, net                              --         11,442         11,442
                                        ---------      ---------      ---------

Balance at December 31, 1996            $ 264,470       (332,530)       (68,060)
                                        =========      =========      =========

--------------------------------------------------------------------------------

                                        Retained      Due to (from)
                                        Earnings       affiliates       Total
                                        --------       ----------     ---------
TCI NJNY (note 1)                                 amounts in thousands

Initial Capitalization                  $      --        133,401        133,401

Net earnings                               25,206             --         25,206

Change in due to (from)
  affiliates, net                              --        (13,327)       (13,327)
                                        ---------      ---------      ---------

Balance at December 31, 1997            $  25,206        120,074        145,280
                                        =========      =========      =========

See accompanying notes to combined financial statements.

                        TKR NEW JERSEY / NEW YORK SYSTEMS
            (A combination of certain assets, as defined in note 1)

                        Combined Statements of Cash Flows

                  Years ended December 31, 1997, 1996 and 1995

                                                    TCI NJNY           TKR NJNY
                                                    (note 1)           (note 1)
                                                   ---------    ----------------------
                                                      1997         1996         1995
                                                   ---------    ---------    ---------
                                                          amounts in thousands
Cash flows from operating activities:
  Net earnings                                     $  25,206       19,050       20,734
  Adjustments to reconcile net earnings
    to net cash provided by operating
    activities:
      Depreciation and amortization                   35,326       35,092       23,925
      Deferred income tax expense (benefit)            1,144          196         (480)
      Changes in operating assets and
        liabilities, net of the effect of
        acquisitions:
          Change in receivables                          523           23       (1,276)
          Change in other assets                         383       (4,257)      (1,550)
          Change in accounts payable and
            accrued expenses                         (15,554)       9,523        9,701
                                                   ---------    ---------    ---------

           Net cash provided by operating
             activities                               47,028       59,627       51,054
                                                   ---------    ---------    ---------

Cash flows from investing activities:
  Capital expended for property and equipment        (11,884)    (108,493)     (90,822)
  Cash paid for acquisitions                              --     (204,855)          --
  Other investing activities                            (160)      (2,514)        (135)
                                                   ---------    ---------    ---------

           Net cash used in investing activities     (12,044)    (315,862)     (90,957)
                                                   ---------    ---------    ---------

Cash flows from financing activities:
  Borrowings of debt                                 130,000      291,500      278,000
  Repayments of debt                                (140,000)     (32,000)    (237,512)
  Change in amounts due to (from)
      affiliates, net                                (13,327)      11,442       (7,227)
  Distributions                                           --       (4,945)      (1,120)
  Change in cash overdraft                                --       (8,851)       7,762
                                                   ---------    ---------    ---------

           Net cash provided by (used in)
             financing activities                    (23,327)     257,146       39,903
                                                   ---------    ---------    ---------

           Net increase in cash                       11,657          911           --

           Cash at beginning of period                   911           --           --
                                                   ---------    ---------    ---------

           Cash at end of period                   $  12,568          911           --
                                                   =========    =========    =========

See accompanying notes to combined financial statements.

                        TKR NEW JERSEY / NEW YORK SYSTEMS
             (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

                           December 31, 1997 and 1996

(1)   Summary of Significant Accounting Policies

      Basis of Presentation

      The accompanying combined financial statements of the TKR New Jersey / New York Systems include the accounts of the cable television systems in and around Morris County, Elizabeth, Hamilton, Warren, Raritan and Parlin, New Jersey, and Rockland County, Ramapo and Warwick, New York. These systems are wholly-owned by TKR Cable Company, a general partnership, (together with its consolidated subsidiaries, "TKR"). TKR owns the cable television systems located in Ramapo and Warwick, New York through its two corporate subsidiaries (the "Corporate Subsidiaries"), TKR Cable Company of Ramapo, Inc. and TKR Cable Company of Warwick, Inc. The accounts of the Corporate Subsidiaries and the KRC/CCC Investment Partnership ("KRC/CCC IP"), an entity engaged in cable television advertising sales, are also included in the accompanying combined financial statements of the TKR New Jersey / New York Systems.

      Prior to January 10, 1997, TKR and KRC/CCC IP were jointly owned and managed by Country Cable Co. ("Country Cable") and Knight-Ridder Cablevision, Inc. ("KRC"). Country Cable is an indirect wholly-owned subsidiary of Liberty Cable, Inc., which is a wholly-owned subsidiary of Tele-Communications, Inc. ("TCI"). Effective January 10, 1997, a subsidiary of Country Cable purchased KRC's 50% general partnership interests in TKR and KRC/CCC IP and certain other assets (the "Acquisition"). As a result, Country Cable indirectly owns 100% of TKR and KRC/CCC IP, including the TKR New Jersey / New York Systems. All significant intercompany transactions have been eliminated in combination in the accompanying combined financial statements.

      In the following text, "TKR Parent" refers to TKR exclusive of the TKR New Jersey / New York Systems and the Corporate Subsidiaries.

      For financial reporting purposes, the Acquisition has been reported as if the effective date of such Acquisition was January 1, 1997. In the accompanying combined financial statements and in the following text, TKR NJNY refers to the results of operations and financial position of the TKR New Jersey / New York Systems prior to the Acquisition, and TCI NJNY refers to the results of operations and financial position of the TKR New Jersey / New York Systems subsequent to the Acquisition. The "TKR New Jersey / New York Systems" or the "Company" refers to both TCI NJNY and its predecessor entity, TKR NJNY.

                                                                     (continued)

                        TKR NEW JERSEY / NEW YORK SYSTEMS
             (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

      As a result of the Acquisition, which was accounted for as a purchase, the combined financial information for the period after the Acquisition is presented on a different cost basis than that for the period before the Acquisition and, therefore is not comparable. The combined financial information for the period after the Acquisition date has been adjusted to reflect the allocation of the Acquisition purchase price based on the estimated fair values of the TKR New Jersey / New York Systems' net assets. In connection with such allocation, the TKR New Jersey / New York Systems' December 31, 1996 franchise costs, property and equipment and deferred income taxes were increased by $215.1 million, $10.3 million and $21.1 million, respectively, and other assets was decreased by $2.8 million. The offsetting effect of such adjustments was reflected as a $201.5 million adjustment to combined equity.

      Receivables

      Receivables are reflected net of an allowance for doubtful accounts. Such allowance at December 31, 1997 and 1996 was not material.

      Property and Equipment

      Property and equipment is stated at cost, including acquisition costs allocated to tangible assets acquired. Construction costs, including interest during construction and applicable overhead, are capitalized. During 1997, 1996 and 1995 interest capitalized was not material.

      Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 15 years for distribution systems and 3 to 40 years for support equipment and buildings.

      Repairs and maintenance are charged to operations, and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains or losses are only recognized in connection with the sales of properties in their entirety.

      Franchise Costs

      Franchise costs include the difference between the cost of acquiring cable television systems and amounts allocated to their tangible assets. Such amounts are generally amortized on a straight-line basis over 40 years. Costs incurred by the Company in negotiating and renewing franchise agreements are amortized on a straight-line basis over the life of the franchise, generally 10 to 20 years.

                                                                     (continued)

                        TKR NEW JERSEY / NEW YORK SYSTEMS
             (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

      Impairment of Long-Lived Assets

      The TKR New Jersey / New York Systems periodically review the carrying amounts of property, plant and equipment and their identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying amount of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

      Revenue Recognition

      Cable revenue for customer fees, equipment rental, advertising, pay-per-view programming and revenue sharing agreements is recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable television system.

      Statement of Cash Flows

      With the exception of the Acquisition and certain asset transfers, transactions effected through the intercompany account due to (from) affiliates have been considered constructive cash receipts and payments for purposes of the statement of cash flows.

      Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2)   Supplemental Disclosures to Combined Statements of Cash Flows

      Cash paid for interest was $44.3 million, $37.5 million and $24.2 million for the years ended December 31, 1997, 1996 and 1995, respectively. Cash paid for income taxes was not material for the years ended December 31, 1997, 1996 and 1995.

      In 1996, the TKR New Jersey / New York Systems distributed certain assets equally to Country Cable and KRC as follows (amounts in thousands):

                  Other assets                 $  478
                  Investment in New Jersey
                      Fiber Technologies        1,781
                                               ------
                                               $2,259
                                               ======

                                                                     (continued)

                        TKR NEW JERSEY / NEW YORK SYSTEMS
             (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

(3)   Merger Transaction

      On March 4, 1998, TCI's New York metropolitan area cable television systems (the "Systems"), including the TKR New Jersey / New York Systems, were contributed to Cablevision Systems Corporation ("CSC") in exchange for approximately 24.5 million newly issued shares of CSC Class A common stock (as adjusted for a stock dividend). Such shares represent an approximate 33% equity interest in CSC's total outstanding common shares. CSC also assumed $669 million of the Systems' debt, including all amounts outstanding under the bank credit facility of the TKR New Jersey / New York Systems and a portion of the intercompany amounts owed by the Systems to TCIC and its affiliates.

(4)   Acquisition

      In February 1996, TKR NJNY consummated a transaction to acquire certain cable television systems and franchise rights from Sammons Communications, Inc. for approximately $204.9 million. TKR NJNY financed $204.6 million of the purchase price through an existing credit facility. Such acquisition was accounted for under the purchase method of accounting and the results of operations of the acquired franchises have been included in the combined statements of operations since the acquisition date.

      On a pro forma basis, TKR NJNY's revenue would have been increased by $7.1 million and net earnings would have been decreased by $105,000 for the year ended December 31, 1996; and revenue would have been increased by $43.5 million and net earnings would have been decreased by $770,000 for the year ended December 31, 1995 had the acquired systems been combined with TKR NJNY on January 1, 1995.

(5)   Debt

      Debt consists of borrowings under an $800 million unsecured revolving credit facility which is comprised of two sub facilities, a refinancing facility in the amount of $500 million, and an acquisition facility in the amount of $300 million. At December 31, 1997, borrowings under the refinancing facility aggregated $355.5 million and borrowings under the acquisition facility aggregated $218.5 million. The revolving credit facility's maximum commitment will be gradually reduced in increasing quarterly increments commencing December 31, 1998 in amounts ranging from 3.75% to 5.0% of the $800 million maximum commitment level through its September 30, 2004 termination date. Borrowings under the revolving credit facility bear interest at variable rates (6.8% at December 31, 1997).

      The revolving credit facility requires an annual commitment fee, payable quarterly in arrears, at a rate ranging from 0.25% to 0.375% with respect to the refinancing facility and 0.125% with respect to the acquisition facility until the date of the initial borrowing, and thereafter at the refinancing facility's rate, as defined. The applicable commitment fee rate is determined based upon the maintenance of certain debt to cash flow ratios, as defined.

                                                                     (continued)

                        TKR NEW JERSEY / NEW YORK SYSTEMS
             (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

      The revolving credit facility contains restrictive covenants which require, among other things, the maintenance of certain financial ratios (primarily the ratios of cash flow to total debt and cash flow to debt service, as defined), and includes certain limitations on indebtedness, investments, guarantees and dispositions.

      The Company believes that the fair value and the carrying value of the Company's debt were approximately equal at December 31, 1997.

      Annual maturities of debt for each of the next five years are as follows (amounts in thousands):

                 1998                 $      --
                 1999                    13,988
                 2000                   120,000
                 2001                   120,000
                 2002                   160,000

      The TKR New Jersey / New York Systems were a party to an interest rate exchange agreement under which it paid, quarterly, a fixed rate of 7.09% on a notional principal amount of $100,000,000 in exchange for which the TKR New Jersey / New York Systems received 90 day LIBOR payments on a like amount. The interest rate exchange agreement expired in October 1997. For the years ended December 31, 1997, 1996 and 1995, net payments pursuant to the interest rate protection agreement were not material.

(6)   Transactions with Related Parties

      The amounts due to (from) affiliates consist of amounts due to TKR Parent with respect to various intercompany advances, and expense allocations. The amounts due to (from) affiliates, subsequent to the Acquisition, include the push down of the Acquisition purchase price. Due to the fact that TKR Parent and the TKR New Jersey / New York Systems are under common control, the amounts due to (from) affiliates have been classified as a component of combined equity (deficit) in the accompanying combined financial statements. Such amounts are non-interest bearing and due on demand.

      Prior to the Acquisition, TKR Parent provided certain corporate general and administrative services and was responsible for the TKR New Jersey / New York Systems' operations and construction. Costs related to these services were allocated to the TKR New Jersey / New York Systems on a basis that was intended to approximate TKR Parent's proportionate cost of providing such services. Subsequent to the Acquisition, certain subsidiaries of TCI provide administrative services to the TKR New Jersey / New York Systems and have assumed managerial responsibility of the TKR New Jersey / New York Systems' cable television system operations and construction. As compensation for these services, the TKR New Jersey / New York Systems pay a monthly fee calculated on a per-customer basis. The allocated costs for such services were $6.8 million, $2.6 million and $2.5 million for the years ended December 31, 1997, 1996 and 1995, respectively, and are included in selling, general and administrative expenses. Although such allocations are not necessarily representative of the costs that the TKR New Jersey / New York Systems would have incurred on a stand-alone basis, management believes that the resulting allocated amounts are reasonable.

                                                                     (continued)

                        TKR NEW JERSEY / NEW YORK SYSTEMS
             (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

      The TKR New Jersey / New York Systems are a party to an agreement with TCI whereby the TKR New Jersey / New York Systems purchase certain pay and basic television programming from TCI at TCI's actual cost of such services. Charges for such services aggregated $51.9 million, $32.4 million and $22.8 million for the years ended December 31, 1997, 1996 and 1995, respectively.

(7)   Income Taxes

      As a partnership, TKR is not a tax paying entity. Accordingly, no provision for income taxes has been recorded in the accompanying combined financial statements for the TKR New Jersey / New York Systems, except as explained below with respect to the operations of the Corporate Subsidiaries.

      Income tax (expense) benefit of the Corporate Subsidiaries for the years ended December 31, 1997, 1996 and 1995 consists of:

                                            Current    Deferred    Total
                                            -------    --------   -------
                                                amounts in thousands

            Year ended December 31, 1997:
                 Federal                    $    --       (892)      (892)
                 State and local                 --       (252)      (252)
                                            -------    -------    -------

                                            $    --     (1,144)    (1,144)
                                            =======    =======    =======

            --------------------------------------------------------------------

            Year ended December 31, 1996:
                 Federal                    $  (158)      (152)      (310)
                 State and local                (46)       (44)       (90)
                                            -------    -------    -------

                                            $  (204)      (196)      (400)
                                            =======    =======    =======

            Year ended December 31, 1995:
                 Federal                    $  (113)       372        259
                 State and local                (33)       108         75
                                            -------    -------    -------

                                            $  (146)       480        334
                                            =======    =======    =======

                                                                     (continued)

                        TKR NEW JERSEY / NEW YORK SYSTEMS
             (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

      Income tax benefit (expense) differs from the amounts computed by applying the federal income tax rate of 35% for the years ended December 31, 1997, 1996 and 1995 as a result of the following:

                                                1997       1996       1995
                                              -------    -------    -------
                                                 (amounts in thousands)

            Computed "expected" provision
              for income taxes                $(9,222)    (6,613)    (6,936)

            Income from partnerships
              included in combined
              income included in Partners'
              income tax returns                8,318      7,086      6,878
            State income taxes, net of
              Federal income tax benefit         (164)       (60)        50
            Amortization of franchise costs
              not deductible                      (69)       (57)       (57)
            Other, net                             (7)      (756)       399
                                              -------    -------    -------

                                              $(1,144)      (400)       334
                                              =======    =======    =======

      The tax effects of temporary differences that give arise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996 are presented below:

                                                          1997        1996
                                                        --------    --------
                                                       (amounts in thousands)

            Deferred tax assets:
              Net operating loss carryforwards          $  2,112       3,418
                   Less-valuation allowance               (1,550)         --
              Investment tax credit carryforwards            206         341

              Alternative minimum tax credit
                carryforwards                                 --         666
              Other                                           22          --
                                                        --------    --------

                Total gross deferred tax assets              790       4,425
                                                        --------    --------

            Deferred tax liabilities:
              Property and equipment, principally due
                to differences in depreciation            (5,639)     (7,260)

              Franchise costs, principally due to
                differences in amortization              (23,733)     (3,277)
              Other                                           --        (500)
                                                        --------    --------

                Total gross deferred tax liabilities     (29,372)    (11,037)
                                                        --------    --------

                Net deferred tax liability              $(28,582)     (6,612)
                                                        ========    ========

      The valuation allowance for deferred tax assets was $1,827,000 as of January 1, 1997. The valuation allowance was reduced $277,000 resulting from the initial recognition of acquired tax benefits that were allocated to reduce franchise costs recorded in connection with Acquisition.

                                                                     (continued)

                        TKR NEW JERSEY / NEW YORK SYSTEMS
             (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

      At December 31, 1997, the Corporate Subsidiaries had approximately $5.2 million available in net operating loss carryforwards and approximately $206,000 in investment tax credit carryforwards for income tax purposes. Such carryforwards expire at various dates through the year 2011.

(8)   Commitments and Contingencies

      The TKR New Jersey / New York Systems lease business offices, have entered into pole rental agreements and use certain equipment under lease arrangements. Rental expense for such arrangements amounted to $3.5 million, $2.1 million and $1.8 million during the years ended December 31, 1997, 1996 and 1995, respectively.

      Future minimum lease payments under noncancellable operating leases for each of the next five years are summarized as follows (amounts in thousands):

                  Years ending
                  December 31,
                  ------------

                      1998                 $  1,822
                      1999                    1,431
                      2000                    1,207
                      2001                      966
                      2002                      785

      It is expected that in the normal course of business, expiring leases will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum lease commitments will not be less than the amount shown for 1998.

      As a result of the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), all of the TKR New Jersey / New York Systems' cable television systems are subject to regulation by the Board of Public Utilities (the "BPU") in New Jersey or the New York State Commission on Cable Television (or the local franchising authority if it opted out of the state regulatory scheme) in New York and/or the Federal Communications Commission (the "FCC"). Regulations imposed by the 1992 Cable Act, among other things, allow regulators to limit and reduce the rates that cable operators can charge for certain cable television services and equipment rental charges. The BPU has issued orders affecting some TKR New Jersey / New York Systems cable television systems in New Jersey finding that the rates charged for basic cable television service and certain equipment exceeded the allowable rates under the rules of the FCC. These orders are on appeal at the FCC for substantive, as well as procedural, reasons. Management of the TKR New Jersey / New York Systems believes that the ultimate resolution of these issues will not have a material adverse effect on the financial statements of the TKR New Jersey / New York Systems.

      Certain claims and lawsuits have been filed against the TKR New Jersey / New York Systems. Although it is reasonably possible that the TKR New Jersey / New York systems may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. The TKR New Jersey / New York Systems believe these claims will not have a material adverse effect on their financial statements.

                                                                     (continued)

                        TKR NEW JERSEY / NEW YORK SYSTEMS
             (A combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

      Management of the TKR New Jersey / New York Systems has not yet assessed the cost associated with its year 2000 readiness efforts to ensure that its computer systems and related software properly recognize the year 2000 and continue to process business information, and the related potential impact on the TKR New Jersey / New York Systems' results of operations. Amounts expended to date have not been material, although there can be no assurance that costs ultimately required to be paid to ensure the TKR New Jersey / New York Systems' year 2000 readiness will not have an adverse effect on the TKR New Jersey / New York Systems' financial position. Additionally, there can be no assurance that the systems of the TKR New Jersey / New York Systems' suppliers will be converted in time or that any such failure to convert by such third parties will not have an adverse effect on the TKR New Jersey / New York Systems' financial position.